Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors of Transocean Ltd., a Swiss corporation (the “Company”), hereby constitutes and appoints Jeremy D. Thigpen, Mark L. Mey, Brady K. Long, Philippe A. Huber, David Tonnel and Daniel Ro-Trock, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each of whom shall be authorized to act with or without the others, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned to execute one or more registration statements (whether on Form S-4 or such other form as may be required) relating to the issuance of the Company’s shares, par value CHF 0.10 per share, in connection with the merger of TPHL Holdings LLC, a Marshall Islands limited liability company and an indirect wholly-owned subsidiary of the Company, with and into Transocean Partners LLC, a Marshall Islands limited liability company, as described in the Agreement and Plan of Merger dated as of July 31, 2016 among the Company, Transocean Partners Holdings Limited, TPHL Holdings LLC and Transocean Partners LLC and any and all amendments (including post-effective amendments) thereto, and any and all other instruments and documents as may be necessary, advisable or appropriate to enable the Company to comply with the Securities Act of 1933, as amended, and all other federal and state securities laws, and to file the same or cause the same to be filed, with all exhibits thereto, with the Securities and Exchange Commission. Said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys-in-fact.

This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 12th day of August, 2016.

/s/ Merrill A. “Pete” Miller, Jr.	Chairman of the Board of Directors
Merrill A. “Pete” Miller, Jr.
/s/ Glyn A. Barker	Director
Glyn A. Barker
/s/ Vanessa C.L. Chang	Director
Vanessa C.L. Chang

/s/ Frederico F. Curado	Director
Frederico F. Curado
/s/ Chadwick C. Deaton	Director
Chadwick C. Deaton
/s/ Vincent J. Intrieri	Director
Vincent J. Intrieri
/s/ Martin B. McNamara	Director
Martin B. McNamara
/s/ Samuel Merksamer	Director
Samuel Merksamer
/s/ Edward R. Muller	Director
Edward R. Muller
/s/ Tan Ek Kia	Director
Tan Ek Kia